SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2008

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Lake Road
Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code)

(860) 779-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed by United Natural Foods, Inc. (the “Company”) to clarify the disclosure under Item 5.02 of the Company’s Current Report on Form 8-K, filed on November 12, 2008, regarding the maximum number of performance units which Steven L. Spinner, the Company’s President and Chief Executive Officer, may receive in connection with his November 5, 2008 grant under the Company’s 2004 Equity Incentive Plan.  The actual number of performance units in which Mr. Spinner will vest at the expiration of the performance period will be determined based on the Company’s performance relative to the performance targets established by the Company’s Compensation Committee, and Mr. Spinner’s maximum award based on the Company’s performance is 100,000 performance units (or 50,000 performance units in addition to those granted on November 5, 2008).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2008, United Natural Foods, Inc. (the “Company”) entered into a performance unit award agreement with Steven L. Spinner, the Company’s President and Chief Executive Officer.  The agreement provides for the grant to Mr. Spinner of 50,000 performance units under the Company’s 2004 Equity Incentive Plan.  The performance units will vest upon the determination of the Compensation Committee of the Company’s Board of Directors that the Company’s financial performance during a performance period ending on August 1, 2010 exceeded certain financial targets approved by the Compensation Committee.  The actual number of performance units in which Mr. Spinner will vest at the expiration of the performance period will be determined based on the Company’s performance relative to these targets, and Mr. Spinner’s maximum award based on the Company’s performance is 100,000 performance units (or 50,000 performance units in addition to those granted on November 5, 2008).

The first financial target is based on a measure of earnings before interest and taxes and the second is based on a measure of the Company’s return of average total capital.  The Compensation Committee does not believe that these performance targets are easily attainable.  None of the performance units granted to Mr. Spinner will vest unless the Company achieves certain baseline thresholds approved by the Compensation Committee as of the end of the performance period.

The foregoing summary of the material terms of the performance unit agreement is qualified in its entirety by reference to the actual agreement, which will be filed as an exhibit to a subsequent Quarterly Report on Form 10-Q of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc.

By:    /s/ Mark E. Shamber
Mark E. Shamber
Vice President and Chief Financial Officer

Date:  February 27, 2009